EMPLOYMENT AGREEMENT

THIS AGREEMENT Dated For Reference the 9th day of April 2002.

BETWEEN:

Nomadic Collaboration International, Inc
15359 North East 90th Street
Redmond, WA, USA
98052

(The "Company")

AND:

Roger Warren
8215 West Granite Drive
Granite Bay, California
95746

(The "Executive")

WHEREAS:

A. The Executive desires to enter into employment with The Company and The Company desires to employ the Executive.

IN CONSIDERATION of the mutual agreements in this Agreement and subject to the terms and conditions specified in this Agreement, the parties agree as follows:

DEFINITIONS AND INTERPRETATION

1.1 Definitions

In this Agreement, including the recitals and the schedules, the following words and expressions have the following meanings unless the context otherwise requires:

"The Company Group" means The Company and any subsidiary or parent corporation of The Company, and any person or entity directly or indirectly controlled by The Company or by any subsidiary or parent corporation of The Company. For the purpose of this definition, the term "control" when used with respect to any person or entity means the power to direct the management and policies of such person or entity, directly or indirectly, whether as an officer or director, through the ownership of voting securities, by contract or otherwise. Without limitation, the Company Group specifically includes (i) Nomadic Collaboration International, Inc. ("The Company"), (ii) any subsidiary or franchisee of The Company or of The Company and (iii) any company or enterprise in which The Company or The Company or any subsidiary or franchisee of either of them owns, directly or indirectly, more than 51% of the voting securities or any similar indicia of ownership.

"Business of "THE COMPANY" means the business of developing and operating wireless corporate or enterprise application software or services that provide nomadic, mobile, wireless, or other wireless extensions thereof , through the Internet or otherwise.

"Cause" means:

(i) any wilful failure by the Executive in the performance of any of the Executive's duties pursuant to this Agreement;

(ii) the Executive's conviction of, or plea of nolo contendere to, any crime (indictable level or felony level or penalized by incarceration or a lesser crime involving moral turpitude), or any act involving money or other property involving a member of the Company Group which would constitute a crime in the jurisdiction involved;

(iii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against a member of the Company Group or a customer of a member of the Company Group;

(iv) the use of illegal drugs or the habitual and disabling use of alcohol or drugs;

(v) any material breach of any of the terms of this Agreement including, without limitation, any breach of the terms contained in Articles 5 and 6 of this Agreement, which breach remains uncured after the expiration of ten days following the delivery of written notice of such breach to the Executive by The Company;

(vi) any threatened or actual attempt by the Executive to secure any personal profit in connection with the Business of The Company;

(vii) any act which is materially injurious to a member of the Company Group or the business of any member of the Company Group; or

(viii) the failure of the Executive to devote adequate time to The Company's business, or conduct by the Executive amounting to insubordination or inattention to, or substandard performance of the duties and responsibilities of the Executive under this Agreement, which failure or conduct remains uncured after the expiration of ten days following the delivery of written notice of such failure or conduct to the Executive by The Company.

"Competitive Business" means any business or enterprise that competes with the Business of The Company.

"Permanent Disability" means (i) the total inability of the Executive to perform the duties of the Executive under this Agreement for a period of 60 consecutive days as determined by the Board of Directors of The Company as determined in its sole and absolute discretion, or (ii) the Executive becomes entitled to (A) disability retirement benefits under the Canada Pension Plan (Canada) or the Social Security Act (USA), or (B) recover benefits under any long term disability plan or policy maintained by The Company.

"Proprietary Information" means information related to any member of the Company Group (i) that derives economic value, actual or potential, from not being generally known to or readily ascertainable by other persons who can obtain economic value from its disclosure or use; and (ii) that is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; and all tangible reproductions or embodiments of such information. Assuming the criteria in (i) and (ii) above are satisfied, Proprietary Information includes technical and non-technical data related to technical and business information, including, but not being limited to, trade secrets, computer hardware and software, procedures, manuals, methods, compositions, machines, computer programs, research projects, processes, formulae, data, algorithms, source codes, object codes, documentation, flow-charts, drawings, correspondence, know-how, improvements, inventions, techniques, personnel records, pricing information, sales or marketing plans and strategies, supply sources, production or merchandising plans, and information concerning the clients, customers, accounts, employees, contractors or affiliates of any member of the Company Group. Proprietary Information does not include any information that (i) is or becomes part of the public domain through no act or omission attributable to the Executive, (ii) is released after prior written authorization of The Company, or (iii) is required to be disclosed by applicable law, regulation or court order; provided that if disclosure is so required, the Executive will provide The Company with prompt notice of such requirement so that The Company may seek an appropriate protective order.

"Proprietary Technology" means Proprietary Information relating specifically to the hardware, software, services, products and other technology of The Company that may be developed, owned or licensed by any member of the Company Group or otherwise relating to the Business of The Company or any other core line of business in which any member of the Company Group may become engaged.

"Third Party Information" means Proprietary Information that has been disclosed to any member of the Company Group by a third party and that any member of the Company Group is obligated to treat as confidential.

"Works" means copyrightable works of authorship including, without limitation, any technical descriptions for products, user guides, illustrations, advertising materials, computer programs (including the contents of read only memories) and any contribution to such materials and "Work" means any of them.

1.2 Schedules

The following schedules are attached to and form part of this Agreement:

Schedule	Title
A B	Non Disclosure Agreement Inventions, Patents and Copyright

1.3 Entire Agreement

This Agreement and any documents and agreements to be delivered pursuant to this Agreement supersede all previous invitations, proposals, letters, correspondence, negotiations, promises, agreements, covenants, conditions, representations and warranties with respect to the subject matter of this Agreement. There is no representation, warranty, collateral term or condition or collateral agreement affecting this Agreement, other than as expressed in writing in this Agreement. No trade terms or trade usages are to be incorporated by reference implicitly or otherwise into this Agreement, unless expressly referred to in this Agreement.

1.4 Amendments

No change or modification of this Agreement will be valid unless it is in writing and signed by each party to this Agreement.

1.5 Invalidity of Particular Provision

If any provision of this Agreement or any part of any provision (in this section called the "Offending Provision") is declared or becomes unenforceable, invalid or illegal for any reason whatsoever including, without limiting the generality of the foregoing, a decision by any competent courts, legislation, statutes, bylaws or regulations or any other requirements having the force of law, then the remainder of this Agreement will remain in full force and effect as if this Agreement had been executed without the Offending Provision.

1.6 Currency

Unless otherwise specified all sums of money expressed in this Agreement are in the lawful money of the United States.

1.7Number and Gender

Unless the context of this Agreement otherwise requires, to the extent necessary so that each clause will be given the most reasonable interpretation, the singular number will include the plural and vice versa, the verb will be construed as agreeing with the word so substituted, words importing the masculine gender will include the feminine and neuter genders, words importing persons will include firms and corporations and words importing firms and corporations will include individuals.

1.8 Headings and Captions

The headings and captions of sections and paragraphs contained in this Agreement are all inserted for convenience of reference only and are not to be considered when interpreting this Agreement.

DUTIES OF THE EXECUTIVE

1.9 Engagement

The Company hereby employs the Executive, and the Executive hereby accepts such employment with The Company, subject to the terms and conditions of this Agreement.

Duties and Responsibilities of the Executive

The Executive will be employed as the Chief Executive Officer and Director and will do and perform all services and acts necessary or advisable to fulfil the duties of these positions and will conduct and perform such services and activities as may be determined from time to time by the Board of The Company. During the term of this Agreement, the Executive agrees to devote full time, energy and skill to the Business of The Company and to the promotion of The Company's interests. The Executive agrees that the Executive has a duty of loyalty to The Company and will not engage in employment with any other company or business except the business of the Company. The Executive will not receive or accept for his own benefit, directly or indirectly, any commission, rebate, discount, gratuity, fee or profit from any person having or proposing to have one or more business transactions with any member of the Company Group.

Compliance with Company Policies

The Executive will comply with all rules and restrictions that The Company may impose from time to time commonly referred to as Company Policies.

COMPENSATION

1.10 Cash and Equity Compensation

For all services to be rendered by the Executive under this Agreement the Company will pay to the Executive, or any consulting company designated by the executive, the following amounts. The executive alone will be fully responsible for payments for withholdings for federal, provincial, state and local taxes social security and other deductions required by law or the policies of The Company from time to time in effect:

a) Base Salary: The Company will pay the Executive an annual base amount equal to US$100,000 which will be semi- monthly.

b) Performance Based Compensation: A performance based compensation package tied to both personal and company performance will be established to compensate with stock options and sales commission, with reasonable performance standards set by the Board of Directors.

c) Participation in Public Company Stock Option Program: The Executive will be entitled to receive xxx,000 options in the stock option program that is approved by The Company and any regulatory authorities having jurisdiction, to the extent that employees of The Company are entitled to participate. The vesting on these options will begin on the signing of this agreement and continue as long as Bob Cross and Basil Peters agree the Employee continues meet the vesting criteria, in their sole judgement .

The vesting on these options will accelerate on the sale of the company which results in all shareholders receiving for all of their shares, either cash or shares in a public company with a market cap of at least $500 million, or whatever other market cap is deemed adequate by the board and two largest shareholders of the company.

1.11 Business Expenses

The Executive will be entitled to be reimbursed for all reasonable and necessary expenses incurred by the Executive in connection with the performance of the Executive's duties of employment under this Agreement in accordance with the policies of The Company. The Executive will, as a condition of any such reimbursement, submit verification of the nature and amount of such expenses in accordance with the reimbursement policies from time to time adopted by The Company.

a) Continuing Education:

Over the course of the Executive's employment by The Company, The Company will pay for training related to the Executive's involvement in the business of The Company. All courses are to be approved in advance by the Company Board, and must be successfully completed.

TERM AND TERMINATION

1.12 Term

The term of the Executive's employment under this Agreement commences on the date of this Agreement and shall continue until cancelled, unless terminated as provided in Section 4.2.

1.13 Termination

The Executive's employment under this Agreement may be terminated only upon the occurrence of any of the following events:

a) the death or Permanent Disability of the Executive;

b) The Company's election to terminate the Executive for Cause;

c) the mutual agreement by the Executive and The Company to terminate the Executive's employment under this Agreement;

d) the Executive's election to terminate the Executive's employment under this Agreement, provided that the Executive gives The Company at least thirty (30) days prior written notice of the Executive's intent to terminate; or

4.3 Effect of Termination

Upon the termination of the Executive's employment under this Agreement, The Company will have no further obligation to the Executive or any personal representative of the Executive with respect to this Agreement or the Executive's employment by The Company, except for the payment of compensation, if any, accrued pursuant to Section 3.1 up to the date of termination of this Agreement and unpaid at the date of such termination and the payment of any severance payments that may be due under Section 4.2(e) of this Agreement. Any stock options pursuant to a stock option arrangement will continue to remain in effect for a period of 90 days from date of termination.

4.4 Return of Property

On termination of this Agreement for any reason or cause, the Executive shall return to The Company all property used by the Executive in the performance of the Executive's duties and all other property belonging to The Company in the Executive's possession or control.

4.5 Survival

The obligations of the Executive pursuant to Articles 5, 6 and 7 survive any expiration or termination of this Agreement.

RESTRICTIONS

1.14 Restrictions

The Executive agrees to comply with all of the restrictions set forth below at all times during the term of this Agreement and for a period of two years after the expiration or termination of this Agreement for subsections (a), (b) and (c) and for a period of five years after the expiration or termination of this Agreement for subsection (d):

a) The Executive will not (except with the prior written consent of The Company, which consent may be withheld in The Company's sole discretion) either individually or in partnership or in conjunction with any person or persons, firm, association, syndicate, company or corporation, as principal, agent, director, officer, employee, investor or in any other manner whatsoever, directly or indirectly, carry on, be engaged in, be interested in, or be concerned with, or permit his name to be used or employed by any such person or persons, firm, association, syndicate, company or corporation, carrying on, engaged in, interested in or concerned with, a business which competes with the Business of The Company, its current clients and strategic partners, within Canada or the United States of America, provided that this restriction shall only apply for so long as any member of the Company Group carries on business in Canada or the United States of America.

b) The Executive will not (except with the prior written consent of The Company, which consent may be withheld in The Company's sole discretion) either directly or indirectly, on the Executive's own behalf or on behalf of others, solicit, divert or appropriate or attempt to solicit, divert or appropriate to any Competitive Business, any business of any member of the Company Group from any customer or actively sought prospective customer of any member of the Company Group with whom such member of the Company Group has current agreements relating to the Business of The Company, or with whom the Executive has dealt, or with whom the Executive has supervised negotiations or business relations, or about whom the Executive has acquired Proprietary Information in the course of the Executive's employment.

c) The Executive agrees that, because of the confidential and sensitive nature of the Proprietary Information and the access to and special knowledge of the affairs of The Company that the Executive will have as a result of the Executive's relationship with The Company, the Executive will not (except with the prior consent of The Company, which consent may be withheld in The Company's sole discretion) engage in, as a director, officer, principal, partner, consultant or executive or managerial employee, or in any other capacity provide any services or perform any duties or responsibilities for any Competitive Business, either directly or indirectly, on the Executive's own behalf or on behalf of others, substantially similar to those undertaken by the Executive for The Company.

d) The Executive will not, either directly or indirectly, on the Executive's own behalf or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert, or hire away, any person employed by any member of the Company Group or any independent contractor of any member of the Company Group, whether or not such person's employment with such member of the Company Group is full-time or part-time, and whether or not pursuant to written agreement for a determined period or at will.

The Company and the Executive agree that these covenants are fair and reasonably required to protect the interests of all the members of the Company Group. The Executive acknowledges that, since The Company's enterprise is relatively unique, the Executive's livelihood has not been and will not be dependent on employment in the Business of The Company, and that these covenants do not materially affect the Executive's ability to obtain other employment.

1.15 Acknowledgement by the Executive

The Executive represents and warrants to The Company that the Executive is not subject to any agreement with any other entity that would prevent the Executive from competing with or in any way participating in a business which competes with such entity's business or from soliciting any personnel or customers of such entity on behalf of another business.

PROPRIETARY INFORMATION

1.16 Non-Disclosure

The Executive agrees that, during the term of the Executive's employment by The Company and for the applicable time periods specified below, the Executive will receive all Proprietary Information in strictest confidence and will not disclose or make available, directly or indirectly, any Proprietary Information to any person, concern or entity, except in the proper performance of the Executive's duties and responsibilities under this Agreement or with the prior written consent of The Company. The Executive will abide by The Company's policies and regulations, as established from time to time, for the protection of its Proprietary Information for the time period specified in this Section. The Executive agrees that the nondisclosure prohibitions described in this Section survive the expiration or termination of this Agreement (i) with respect to Proprietary Information other than Proprietary Technology for a period of five years; (ii) with respect to Third Party Information for the later of five years or so long as any member of the Company Group is required to maintain confidentiality of such information; and (iii) with respect to Proprietary Technology for the later of five years or so long as the Proprietary Technology retains its status as such and remains confidential.

1.17 Ownership of Proprietary Information

The Executive acknowledges and agrees that all Proprietary Information, and all physical embodiments of Proprietary Information, are confidential to and will be and remain the sole and exclusive property of The Company or the applicable member of the Company Group. Upon request by The Company, and in any event upon termination of the Executive's employment with The Company for any reason, the Executive will promptly deliver to The Company all property belonging to The Company including, without limitation, all Proprietary Information (and all embodiments of Proprietary Information) then in the custody, control or possession of the Executive.

1.18 Assignment of Inventions

Subject to existing employee inventions as listed in Schedule B the Executive agrees that all discoveries, whether or not patentable, including but not limited to any inventions, improvements, processes, techniques, methods, formulas, algorithms, computer programs, as well as improvements to any of them (an "Invention") conceived or first practiced by the Executive during the Executive's employment by The Company, whether alone or in a joint effort with others, which (i) may be reasonably expected to be used in a product or service of a member of the Company Group, (ii) results from work that the Executive has been assigned as part of the Executive's duties as an executive of The Company, (iii) is in an area of technology which is the same or substantially related to the areas of technology with which the Executive is involved in the performance of the Executive's duties for The Company, or (iv) is useful, or which The Company reasonably expects may be useful, in any service or manufacturing or product design process of a member of the Company Group (an "The Company Invention"), and all patent rights and copyrights to such The Company Invention, if any, will be the property of The Company, and the Executive hereby irrevocably assigns to The Company all of the Executive's rights to all The Company Inventions. If the Executive conceives of an Invention during the term of this Agreement for which there is a reasonable basis to believe that the conceived Invention is or may be an The Company Invention, the Executive will promptly provide a written description of the conceived Invention to The Company to allow evaluation and a determination by The Company as to whether the Invention is an The Company Invention. Both before and after any termination of this Agreement, at the request of The Company, the Executive will promptly execute and deliver to the Company at the cost of The Company such further documents and assurances and take such further actions as The Company may from time to time request in order to more effectively assign to The Company all the rights of the Executive to all The Company Inventions. Without limiting the generality of the foregoing, the Executive will assist The Company, at the cost of The Company, to obtain for its benefit patents for the Company Inventions in any and all countries and will provide such assistance as The Company may request in any legal or other proceeding relating to the Company Inventions. If such assistance is required after any termination of this Agreement, The Company will pay to the Executive reasonable compensation for the Executive's time.

1.19 Prior Inventions and Patents

The Executive represents to The Company that the Executive owns no patents or copyrights, individually or jointly with others, other than those described on Schedule B.

1.20 Works for Hire

The Executive agrees that any Works created by the Executive in the course of the Executive's duties as an employee of The Company are subject to Section 13(3) of the Copyright Act (Canada). All right, title and interest to copyrights in all Works which have been or will be prepared by the Executive within the scope of the Executive's employment with The Company will be the property of The Company. The Executive acknowledges and agrees that, to the extent the provisions of the Copyright Act (Canada) do not vest in The Company the copyrights to any Works, the Executive hereby irrevocably assigns to The Company all right, title and interest to copyrights which the Executive may have in any Works. The Executive will disclose to The Company all Works, will execute and deliver all applications, registrations and documents relating to the copyrights in the Works and will provide assistance to secure The Company's title to the copyrights in the Works. The Company will be responsible for all expenses incurred in connection with the registration of all copyrights. The Executive hereby waives any moral rights which the Executive may have under the Copyright Act (Canada) or similar legislation anywhere in the world or otherwise with respect to the Works.

1.21 Acknowledgements by the Executive

The Executive represents to The Company that the Executive has not executed any agreement with any other party which purports to require the Executive to assign any Work or any Invention created, conceived or first practiced by the Executive during a period of time that includes the date of the Executive's commencement of employment with The Company.

REMEDIES AND DISPUTE RESOLUTION

1.22 Remedies

The Executive agrees that the covenants contained in Articles 5 and 6 of this Agreement are of the essence of this Agreement, that each of the covenants is reasonable and necessary to protect the business, interests and properties of The Company, and that irreparable loss and damage may be suffered by The Company should the Executive breach any of such covenants. Accordingly, the Executive agrees that, in addition to all the remedies available to The Company by law or in equity, The Company will be entitled to a temporary restraining order and temporary and permanent injunctions to prevent a breach or threatened breach of such covenants without the need for posting bond for temporary injunctions or interlocutory injunctions. The Company and the Executive agree that all remedies available to The Company or the Executive, as applicable, will be cumulative.

1.23 Right to Set-Off

The Company will have the right to set-off against any payment due to the Executive for damages actually incurred or suffered by The Company as a result of any breach of this Agreement by the Executive to the extent allowed under applicable law. Any application as a set-off of such amounts against the damages incurred or suffered by The Company as a result of any breach of this Agreement by the Executive will not be considered in full satisfaction of or as liquidated damages for or a release of any claims for damages against the Executive that may accrue to The Company as a result of any breach of this Agreement by the Executive.

1.24 Defences of the Executive

The existence of any claim, demand, action, or cause of action by the Executive against The Company, or any member of the Company Group, whether based on this Agreement or otherwise, will not constitute a defence to the enforcement by The Company of any of its rights under this Agreement.

GENERAL

1.25 Background Checks

It is a condition of the Executive's employment that all background information provided by the Executive be accurate. The Executive hereby authorizes The Company, and will provide to The Company such further written authority as The Company may request, to conduct all investigations about the Executive The Company considers necessary including, but not limited to, employment and character references, authentication of credentials and qualifications, work style and skill testing, and criminal record and credit checks.

1.26 Governing Law and Attornment

This Agreement will be governed by and construed in accordance with the laws of British Columbia and the federal laws of Canada applicable in British Columbia. Subject to section 7.4 the parties irrevocably submit to and accept generally and unconditionally the exclusive jurisdiction of the courts and appellate courts of British Columbia with respect to any legal action or proceeding which may be brought at any time relating in any way to this Agreement. Each of the parties irrevocably waives any objection it may now or in the future have to the venue of any such action or proceeding, and any claim it may now or in the future have that any such action or proceeding has been brought in an inconvenient forum.

1.27 Remedies not Exclusive

The remedies provided to the parties under this Agreement are cumulative and not exclusive to each other, and any such remedy will not be deemed or construed to affect any right which any of the parties is entitled to seek at law, in equity or by statute.

1.28 Notices

Any notice, direction, request or other communication required or contemplated by any provision of this Contract will be given in writing and will be given by delivering or faxing same to the parties at their respective addresses as first set out above. Any such notice, direction, request or other communication will be deemed to have been given or made on the date on which it was delivered or, in the case of fax, on the next business day after receipt of transmission. Any party may change its fax number or address for service from time to time by written notice in accordance with this Section.

1.29 Assignment

This Agreement is not assignable by the Executive in whole or in part without the prior written consent of The Company. Any attempt by the Executive to assign any of the rights or to delegate any of the duties or obligations of the Executive under this Agreement without such prior written consent is void.

1.30 Counterparts

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All of these counterparts will for all purposes constitute one agreement, binding on the parties, notwithstanding that all parties are not signatories to the same counterpart. A fax transcribed copy or photocopy of this Agreement executed by a party in counterpart or otherwise will constitute a properly executed, delivered and binding agreement or counterpart of the executing party.

1.31 Waiver

No failure or delay on the part of any party in exercising any power or right under this Agreement will operate as a waiver of such power or right. No single or partial exercise of any right or power under this Agreement will preclude any further or other exercise of such right or power. No modification or waiver of any provision of this Agreement and no consent to any departure by any party from any provision of this Agreement will be effective until the same is in writing. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any party in any circumstances will entitle such party to any other or further notice or demand in similar or other circumstances.

1.32 Further Assurances

Each of the parties will promptly execute and deliver to the other at the cost of the other such further documents and assurances and take such further actions as the other may from time to time request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies intended to be created in favour of the other.

1.33 Acknowledgement of Receipt

Each of the parties acknowledges receiving an executed copy of this Agreement.

1.34 Enurement

Subject to the restrictions on transfer contained in this Agreement, this Agreement will enure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors and assigns.

IN WITNESS WHEREOF the parties have executed this Agreement on the dates stated below.

THE COMPANY.

Per: /s/ signed
Authorized Signatory
Date of Execution

/s/ Roger Warren
Roger Warren
Date of Execution

SCHEDULE A

Non-Disclosure Agreement

SCHEDULE B

INVENTIONS, PATENTS AND COPYRIGHTS